		             Coopers & Lybrand L.L.P.   	2400 Eleven Penn Center
COOPERS  	                                Philadelphia, Pennsylvania
& LYBRAND                                 19103-2962
		          a professional services firm	 Telephone (215) 963-8000
						                                    Facsimile (215) 963-8700


				   September 28, 1994





Securities and Exchange Commission
Division of Corporate Finance
Branch 4
450 Fifth Street, N.W.
Washington, DC  20549


		Re:	O'Brien Environmental Energy, Inc.
			SEC File No. 1-9208

Gentlemen:

	Coopers & Lybrand is unable to furnish the required report on audit of the consolidated financial statements for the year ended June 30, 1994, without unreasonable effort. Coopers & Lybrand has not yet completed its review of audit documentation and financial statement presentations.

					Very truly yours,



					COOPERS & LYBRAND L.L.P.